Exhibit 31.6

CERTIFICATIONS UNDER SECTION 302

I, Darlene Deptula-Hicks, certify that:

1. I have reviewed this Amendment No. 2 on Form 10-K/A of Pieris Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2016

/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
Title: Senior Vice President and Chief Financial Officer (principal accounting and financial officer)